Exhibit 10.7

                                FOURTH AMENDMENT
                                       TO
                 COMDIAL CORPORATION 1992 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


         THIS FOURTH AMENDMENT to the Comdial Corporation 1992 Non-Employee Directors Stock Incentive Plan (the "Plan") is made pursuant to the authority under Section 13 of the Plan for the Board of Directors to amend the Plan.

         Section 16(b) of the Plan is amended by deleting the last two sentences and inserting in lieu thereof:

         "Interest shall be credited to the Fee Deferral Account at the six-month LIBOR rate as published in the Wall Street Journal or another nationally recognized publication selected by the Company. The Company shall determine the six-month LIBOR rate as of the first business day of a calendar year and shall apply that interest rate for the remainder of the calendar year."

         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be the Plan to be executed as of February 6, 1998.

                                             COMDIAL CORPORATION


                                             By:      /s/ Wayne R. Wilver